RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202


         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS
                          WILL BE HELD ON MAY 10, 2002


     An Annual Meeting of Shareholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, CA 92131 on Friday, May 10, 2002, at 1:30 p.m., Pacific Standard Time, for the following purposes:

1. To elect six directors of the Company who shall serve until the 2003 Annual Meeting of Shareholders (and until the election and qualification of their successors).

2. To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending October 31, 2002.

3. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 2002 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. A complete list of such shareholders will be available at the executive offices of the Company for ten (10) days before the meeting.

All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

                                            By Order of the Board of Directors

                                            Terrie A. Gross,
                                            Corporate Secretary
                                            Chief Financial Officer

San Diego, California
March 31, 2002

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                            San Diego, CA 92126-4202


                                 PROXY STATEMENT

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held on Friday, May 10, 2002, at 1:30 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, CA 92131. The Company intends to mail this Proxy Statement and the accompanying Proxy and Annual Report to all shareholders entitled to vote at the Annual Meeting on or about March 31, 2002.

Voting

     Only shareholders of record at the close of business on March 22, 2002, will be entitled to notice of and to vote at the Annual Meeting. On December 31, 2001, there were 3,441,054 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

     On each or any other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote (where the holders of a majority of the shares entitled to vote are present in person or by Proxy) will be necessary to approve the matter. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, San Diego, CA 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

     The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.

                                   PROPOSAL 1:
                      NOMINATION AND ELECTION OF DIRECTORS

     Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Six directors are to be elected at the Annual Meeting. All six nominees are currently members of the Board of Directors. Mr. Ehret, Mr. Hill, Mr. Hooper and Mr. Jacobs were elected by the shareholders at the Company's 2001 annual meeting of shareholders, while Mr. Fink and Mr. Kester were appointed by the current directors in 2001.

     The six candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each person nominated for election has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the four nominees named below.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

Nominees

     Set  forth  below  is   information   regarding  the  nominees,   including
information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 2001.

        Name                               Age                   Director Since
        ----                               ---                   --------------
        John R. Ehret                      64                         1991
        Marvin Fink                        65                         2001
        Howard F. Hill                     62                         1979
        Henry E. Hooper                    49                         1998
        Robert Jacobs                      50                         1997
        Linde Kester                       56                         2001


     John R. Ehret is President, Chief Financial Officer, and co-owner of TPL Electronics of Los Angeles, California. He holds a B.S. degree in Industrial Management from the University of Baltimore. He has been in the electronics industry for over 34 years.

     Marvin Fink , formerly President of Teledyne's Electronics Group, was at Teledyne for 39 years. He holds a B.E.E. degree from the City College of New York, a M.S.E.E. degree from the University of Southern California and a J.D. degree from the University of San Fernando Valley. He is a member of the California Bar.

     Howard F. Hill, a founder of the Company in 1979, has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He took over the presidency of the Company in July of 1993. He has held various positions in the electronics industry over the past 30 years.

     Henry E. Hooper is General Partner of the D3 Family Fund, LP, a partnership that invests in small capitalization value stocks. Prviously, Hooper worked in the distribution industry, and served in various leadership capacities for TESSCO Technologies, a distributor of wireless communications products and services. He holds a bachelors degree and an MBA from Yale University. Mr. Hooper has been in the telecommunications industry for over 15 years.

     Robert Jacobs is RF Industries' Account Executive at Neil Berkman Associates and coordinates the Company's investor relations. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 18 years.

     Linde Kester is the Proprietor of Oregon's Chateau Lorane Winery. He was formerly Chairman and CEO of Xentek, an electronics power conversion manufacturer which he co-founded in 1972. Kester was also a co-founder of Hidden Valley National Bank in Escondido, CA. He holds an A.A. in Electron-Mechanical Design from Fullerton College and has over two decades of experience in the electronics industry.

Management

     Howard F. Hill is the President and Chief Executive Officer of the Company. See "Nominees," above.

     Terrie Gross joined the Company in January 1992 as Accounting Manager. She was elected to Corporate Secretary in February 1995, and elected to Chief Financial Officer in May 1997.

Board Committees and Meetings

     During the fiscal year ended October 31, 2001, the Board of Directors held five meetings. All members of the Board of Directors hold office until the next Annual Meeting of Shareholders or the election and qualification of their successors. The Board of Directors has an Audit Committee. Executive officers serve at the discretion of the Board of Directors.

     During the fiscal year ended October 31, 2001, each Board of Directors member attended at least 75% of the aggregate of the meetings of the Board of Directors on which he served.

Audit Committee

     The Audit Committee will meet at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained, and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee, which as of the end of fiscal 2001 was composed of Mr. Jacobs and Mr. Hooper, met one time during fiscal 2001.

                             Executive Compensation

     Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company for each person who served as the Company's Chief Executive Officer during the fiscal year ended October 31, 2001 (the "Named Executive Officer). No other executive officer of the Company received salary and bonus, which exceeded $100,000 in the aggregate during the fiscal year ended October 31, 2001.


                  Annual Compensation                     Long-Term Compensation Awards
             ----------------------------            --------------------------------------

                                                                                    Securities
                                                                                    Underlying
Name and Principal Position                  Year       Salary        Bonus       Options/SARs (#)
---------------------------                  ----       ------        -----       ----------------
                                                          ($)          ($)
                                                          ---          ---

Howard F. Hill, President                    2001       125,000       25,000           4,000
   Chief Executive Officer, Director
                                             2000       125,000       25,000           4,000
                                             1999       125,000       25,000           4,000



     As permitted by rules established by the SEC, no such amounts were paid with respect to certain perquisites, which were either the lesser of 10% of bonus plus salary or $50,000 for the last three fiscal years.

     Option Grants. The following table contains information concerning the stock option grants to the Company's Named Executive Officer for the fiscal year ended October 31, 2001.(1)


                                  Option Grants in Last Fiscal Year
                                -------------------------------------

                                                        % of Total Options
                                                            Granted to
                              Securities Underlying        Employees in        Base Price    Expiration
 Name                           Options Granted (#)         Fiscal Year        ($/Share)        Date
------                        ---------------------     -------------------    ----------    -----------

Howard F. Hill, President
Incentive Stock Option                2,000                    2.5%              $2.66      October 2011
Non-Qualified Option                  2,000                     5%               $2.26      October 2011


(1)      Options generally have a maximum term of ten years.


     Option Exercises and Holdings. The following table sets forth information concerning option exercises and option holdings under existing stock option plans and Mr. Hill's employee agreement for the year ended October 31, 2001, with respect to the Company's Chief Executive Officer.

                                   Aggregated Options/SAR Exercises in Last Fiscal Year
                                          and Fiscal Year-End Option/SAR Values
                                 -------------------------------------------------------
                                                                                                       Value of
                                                                                                      Unexercised
                                           Value Realized            Number of Unexercised           In-the-Money
                      Shares Acquired     Market Price at            Options/SARs at Fiscal         /SARs at Fiscal
                      ---------------     ---------------            ----------------------         ---------------
                                           Exercise Less                  Year-End (#)                Year-End ($)
                                           -------------                  ------------                ------------
Name                    Exercise #       Exercise Price ($)      Exercisable      Unexercisable       Exercisable (2)
----                    ----------       ------------------      -----------      -------------       -----------

Howard F. Hill,              0                   0                 458,000              0              $1,100,320
President

(2) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $2.66 on the last trading day of the fiscal year as reported on the Nasdaq SmallCap Market.

     During the fiscal year ended October 31, 2001, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers.


Employment Agreement

     The Company has no employment or severance agreements, other than with the President, for payments of more than $100,000. On June 1, 1994, the Company entered into a six-year, renewable employment contract with the President calling for annual compensation of $85,000, increased to $125,000 in 1999, plus a bonus to be determined by the Board. The employment contract was renewed effective January 1998 and the current term expires in 2005. In the event Mr. Hill is terminated for a material breach of the employment contract, he shall be paid one years' initial base salary. In addition, the employment contract granted the President options to acquire 500,000 shares of common stock at $.10 per share. Such options vested ratably over the first six-year term of the initial agreement. Upon termination, Mr. Hill must exercise his options within one year of written notice. The shares underlying his options may be sold to the Company at an agreed upon price, and the Company has a right of first refusal to purchase such shares.


Compensation of Directors

     The Company has no standard arrangements pursuant to which directors of the Company are compensated for their services as directors. The directors are eligible for reimbursement of expenses incurred in connection with attendance at Board meetings and Board committee meetings. During the fiscal year ended October 31, 2001, options to purchase 2,000 shares of common stock were granted to each of the following directors: Messrs. Ehret, Hill, Hooper and Jacobs. Mr. Kester and Mr. Fink were each granted initial stock options of 15,000 shares each and 2,000 prorated for the time served on the board. All options granted were $2.26 per share.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 2002 by: ( i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.

Name and Address of                        Number of Shares (1) &( 2)       Percentage (2)
Beneficial Owner                           Beneficially Owned             Beneficially Owned
------------------                         ------------------             ------------------
Hytek International, Ltd.                  752,167                         21.9%
690 West 28th Street
Hialeah, FL 33010

Howard H. Hill                             508,000(3)                      13.03%
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202

John R. Ehret                              12,000(4)                       *
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202

Robert Jacobs                              4,000(5)                        *
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202

Henry E. Hooper                            15,555(6)                       *
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202

Marvin Fink                                0
7610 Miramar Rd., Bldg. 6000
San Diego, CA 92126-4202

Linde Kester                               41,902                          1.2%
7610 Miramar Rd., Bldg. 6000
San Diego, CA 92126-4202

All Directors and Officers as             681,497                         16.9%
a Group (7 Persons)

(1) This table is based on information supplied by officers, directors and principal stockholders, excluding Hytek International, Inc. Except as indicated in the footnotes to this table and pursuant to applicable community property laws to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of such shares. Applicable percentages are based on 3,441,054 shares outstanding on January 31, 2002.

(2) Shares of Common Stock, which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

(3) Includes 458,000 shares, which Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days.

(4) Includes 12,000 shares, which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days.

(5) Includes 4,000 shares, which Mr. Jacobs has the right to acquire upon exercise of options exercisable within 60 days.

(6) Includes 15,555 shares, which Mr. Hooper has the right to acquire upon exercise of options exercisable within 60 days.

* Represents less than 1% of the outstanding shares.

There is no arrangement known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.


Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 2001, that its officers and directors complied with the filing requirements under Section 16(a), except as follows: Mr. Fink and Mr. Kester failed to timely file a notice on Form 3 upon their appointment to the Board of Directors.

                                   PROPOSAL 2:
                              SELECTION OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board has selected J.H. Cohn LLP to continue as the Company's independent auditors for the fiscal year ending October 31, 2002. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification of the selection of J.H. Cohn LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2


                        REPORT OF THE AUDIT COMMITTEE (1)

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2001.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with the management. The Audit Committee has discussed with J.H. Cohn LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with
J. H. Cohn LLP their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter, which was approved by the board in 2001. Fees for J.H. Cohn LLP for the last fiscal year were: Audit - $31,400 and all other fees of $43,300, which includes due diligence on potential acquisition candidates, reviewing Form 10-Qs, SEC audit and other matters.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company Annual Report on Form 10-KSB for the fiscal year ended October 31, 2001.

                                                     AUDIT COMMITTEE

                                                     Robert Jacobs
                                                     Henry Hooper
                                                     Linde Kester

(1) The material in this report is not deemed "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Performance Graph (1)

     The following graph compares the monthly return for the Company, the NASDAQ US Stock Index and the NASDAQ Electronic Components Stock Index.

                               (GRAPHIC OMITTED)

o The monthly return on investment for each of the periods for the Company is based on the closing price on the last trading day of each month. The Indices are based on their respective values on the final trading day of each month.


Certain Transactions

     On April 1, 1997, the Company loaned to Howard Hill, its President and Chief Executive Officer, $70,000 pursuant to a Promissory Note which provides for interest at the rate of 6% per annum and which has no specific due date for principal or interest payments.

     Mr. Jacobs, a director of the Company, is an employee of Neil Berkman Associates, the Company's public relations firm. For the fiscal years ended October 31, 2001 and October 31, 2000, the Company paid to Neil Berkman Associates $31,785 and $27,220, respectively, for services rendered.

                             STOCKHOLDERS' PROPOSALS

     Stockholders who intend to submit proposals at the 2002 Annual Meeting must submit such proposals to the Company no later than December 1, 2002 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202.

                                 ANNUAL REPORTS

     The Company's 2001 Annual Report on Form 10-KSB which includes audited financial statements for the Company's fiscal year ended October 31, 2001, is being mailed with the Proxy Statement to stockholders of record on or about March 31, 2002.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

                                                     Terrie A. Gross,
                                                     Corporate Secretary
                                                     Chief Financial Officer

San Diego, California
March 31, 2002

                                      PROXY

                               RF INDUSTRIES, LTD.
                              a Nevada Corporation
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 10, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Howard F. Hill and John Ehret, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of RF Industries, Ltd., held of record by the undersigned on March 22, 2002 at the Annual Meeting of Shareholders to be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, CA 92126 on Friday, May 10, 2002, at 1:30 p.m. Pacific Daylight Time, or any adjournments or postponement thereof with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

     [ ]    FOR all nominees listed               [ ]    WITHHOLD AUTHORITY to
            below (except as marked                      vote for all nominees
            to the contrary below)                       listed below

    Nominees:  Howard F. Hill,  John R. Ehret,  Henry E. Hooper,  Robert Jacobs,
               Marvin Fink and Linde Kester.

    (INSTRUCTIONS:   To withhold  authority to  vote for any individual nominee, write that nominee's name on the space provided below.)

2.   PROPOSAL TO RATIFY APPOINTMENT OF J.H. COHN LLP, AS INDEPENDENT AUDITOR.

      [ ]      For              [ ]      Against           [ ]      Abstain

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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     This Proxy,  when properly  executed,  will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2. I understand that I may revoke this Proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to the commencement of the Annual Meeting.

DATED:
        -----------------------------



        -----------------------------
         Signature


        -----------------------------
         Signature if Held Jointly


        -----------------------------
         Number of Shares


     Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.

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